Exhibit 99.1
CNB BANCORP, INC.
REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS
February 8, 2006
4:00 P.M., LOCAL TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of CNB Bancorp, Inc. hereby appoints John C. Miller, Brian K. Hanaburgh and Timothy E. Delaney, and each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders to be held at 4:00 p.m., local time, on February 8, 2006, at The Holiday Inn, 308 North Comrie Avenue, Johnstown, New York, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.
     This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted: (1) to approve and adopt the Agreement and Plan of Merger, dated as of June 13, 2005, by and between NBT Bancorp Inc. and CNB Bancorp, Inc., pursuant to which CNB will be acquired by NBT, the merger provided for therein, and the other transactions contemplated by the Agreement and Plan of Merger; and (2) any other business properly brought before the meeting or any adjournments or postponements of the meeting in accordance with the determination of a majority of the CNB board of directors. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of CNB a written notice of revocation before the special meeting, (ii) delivering to CNB a duly executed proxy bearing a later date before the special meeting, (iii) submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed) or (iv) by attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of CNB and the proxy statement/prospectus dated December 27, 2005.
     To ensure timely receipt of your vote, you are encouraged to submit your voting instruction over the Internet or by telephone — simply following the instructions below. If you choose to submit your voting instruction by mail, just mark, sign and date this proxy card on the reverse side and return it in the envelope provided. If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.
PROXY VOTING INSTRUCTIONS
TO VOTE BY MAIL:
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
TO VOTE BY TELEPHONE:
Please call toll-free                      and follow the instructions. Have your control number and the voting instruction card available when you call.
TO VOTE BY INTERNET:
Please access the web page at                      and follow the on-screen instructions. Have your control number available when you access the web page.
YOUR CONTROL NUMBER IS:

SEE REVERSE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE	IF NOT VOTING BY TELEPHONE OR INTERNET)	SIDE

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.
     Proposal 1:
        To approve and adopt the Agreement and Plan of Merger, dated as of June 13, 2005, by and between NBT Bancorp Inc. and CNB Bancorp, Inc., the merger of CNB into NBT and the other transactions contemplated by the merger agreement, as described in the proxy statement/prospectus.

[___] FOR	[___] AGAINST	[___] ABSTAIN
The proxies are authorized to vote upon such other business as may properly come before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

Date:

Signature(s) of Shareholder(s) or
Authorized Representative(s)

Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all persons should sign.
IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
PLEASE DO NOT SEND STOCK CERTIFICATES OR THE ELECTION FORM/LETTER OF TRANSMITTAL WITH THE PROXY CARD. IF YOU CHOOSE TO MAKE AN ELECTION, YOU MUST RETURN YOUR STOCK CERTIFICATE(S) WITH YOUR COMPLETED ELECTION FORM/LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE ELECTION FORM/LETTER OF TRANSMITTAL.